Exhibit 99.1

PARTS iD Receives Notice of Non-compliance from NYSE American

CRANBURY, N.J., November 2, 2023 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “the Company”) today announced that it has received written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that it is not in compliance with the continued listing standard set forth in Section 1003(f)(v) of the NYSE American Company Guide (the “Company Guide”) because the Company’s common stock was selling for a substantial period of time at a low price per share.

The Notice stated that the Company’s continued listing is predicated on it effecting a reverse stock split of its common stock or otherwise demonstrating sustained price improvement within a reasonable period of time, which NYSE American has determined to be no later than April 27, 2024. However, NYSE American may take an accelerated delisting action that would pre-empt the cure period in the event that the common stock trades at a level viewed to be abnormally low.

As previously reported, on May 23, 2023, the Company received notification (the "Letter") from the NYSE American that it was not in compliance with the continued listing standards set forth in the NYSE American Company Guide (the "Company Guide"). Specifically, the Letter indicated that the Company was not in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the Company Guide, requiring a listed company to have stockholders' equity of (i) at least $2.0 million if it has reported losses from continuing operations or net losses in two of its three most recent fiscal years and (ii) at least $4.0 million if it has reported losses from continuing operations or net losses in three of its four most recent fiscal years. The Company submitted a plan of compliance to the Exchange on June 22, 2023 addressing how the Company intends to regain compliance with these requirements by November 23, 2024.

On August 8, 2023, the Company received notice from the NYSE American that it had accepted the Company's plan and granted a plan period through November 23, 2024 to regain compliance with the continued listing standards. If the Company is not in compliance with the continued listing standards by that date or if the Company does not make progress consistent with the Plan during the plan period, the Exchange may commence delisting procedures.

The Company’s common stock will continue to be listed on the NYSE American while the Company evaluates its various alternatives. The Company will also continue to be included in the list of NYSE American noncompliant issuers, and the below compliance (“.BC”) indicator will continue to be disseminated with the Company’s ticker symbol(s). The Company’s receipt of the Notice from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, we believe that PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward,” “optimistic” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic and the conflict in Ukraine, which have had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: the ongoing conflict between Ukraine and Russia has affected and may continue to affect our business; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines and related impacts on our revenue and advertisement expenses; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; disruptions in the supply chain and associated impacts on demand, product availability, order cancellations and cost of goods sold including inflation; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; our ability to meet the continued listing requirements of the NYSE American and to maintain the listing of our securities thereon; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; our ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements; our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; costs related to operating as a public company; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the SEC, which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:
Brendon Frey
ICR
ir@partsidinc.com